SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549

                               FORM 8-K


                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        August 11, 2003



                       THE YORK WATER COMPANY
        (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690                    23-1242500
(State or other jurisdiction   (Commission            (I.R.S. Employer
 of incorporation)             File Number)        Identification No.)



130 East Market Street, York, Pennsylvania                        17401
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number including Area Code          717-845-3601



_______________________________________________________________________
     (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c) Exhibits

99.1  Press Release, Dated August 11, 2003, issued by The York
      Water Company.

Item 12.  Disclosure of Results of Operations and Financial Condition.

On August 11, 2003, The York Water Company issued a press release announcing its second quarter 2003 financial results. The press release is being furnished with this Current Report on Form 8-K Exhibit 99.1 and is hereby incorporated herein by reference. This report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, a amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Exhibit 99.1

News Release                                            THE YORK WATER COMPANY

                                                        130 East Market Street
                                                               York, PA  17401

Contact:  Jeffrey S. Osman, President & Chief Executive Officer
  Or
          Kathleen M. Miller, Chief Financial Officer

Phone:   (717) 845-3601                                  FOR IMMEDIATE RELEASE



                              YORK WATER COMPANY
                     REPORTS IMPROVED SIX MONTH EARNINGS

          York, Pennsylvania, August 11, 2003: The York Water Company's (Nasdaq: YORW) President, Jeffrey S. Osman, announced today the
Company's financial results for the second quarter and the first six months of 2003.

President Osman reported that quarterly operating revenues of $5,048,000 increased 3.5% over the second quarter of 2002, and that quarterly net income of $1,050,000 increased 14.0% compared to the second quarter of 2002. President Osman also reported that the first six months' operating revenues of $9,806,000 increased 2.6% over the first six months of 2002, and that net income of $1,807,000 increased 0.6% compared to the first six months of 2002.

During the first six months of 2003 the Company spent over $3.1 million on construction projects, primarily on its water distribution system to expand its service territory, and additionally on the Susquehanna River pipeline project and various main relinings.

                                           Period Ended June 30
                                           In 000's (except per share)
                                            Quarter              Six Months
                                       2003       2002         2003    2002

Water Operating Revenues              $5,048      $4,876      $9,806  $9,556
Net Income                            $1,050      $  921      $1,807  $1,796
Average Number of Common Shares
 Outstanding                           6,373      6,317        6,373   6,317
Basic Earnings Per Common Share        $0.16      $0.15        $0.28   $0.28
Dividends Paid Per Common Share       $0.135     $0.130       $0.270  $0.260


	###

                                SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  The York Water Company
                                                      (Registrant)


Dated:  August 11, 2003                      By: /S/ Kathleen M. Miller
                                                (Kathleen M. Miller)
                                                Chief Financial Officer